Pricing Supplement dated October 23, 1995           Rule 424(b)(3)
  (To Prospectus dated October 23, 1995)              File No. 33-62601


                        $190,587,000 Principal Amount

                               Advanta Corp.

                                91 Day Notes
                      Six, Eighteen and Thirty Month Notes
             One, Two, Three, Four, Five, Seven and Ten Year Notes




                  Interest     Annual               Interest     Annual
                    Rate      Percentage             Rate      Percentage
                    Per        Yield                 Per        Yield
   Maturity        Annum       (APY)*    Maturity    Annum       (APY)*
   ________       ________    _________  ________   ________   ______

   91 Days          5.21%      5.35%     One Year    5.87%      6.05%
   Six Months       5.45%      5.60%     Two Years   5.97%      6.15%
   Eighteen Months  5.92%      6.10%     Four Years  6.06%      6.25%
   Thirty Months    6.02%      6.20%     Five Years  6.11%      6.30%


  ____________________________
  * The APY assumes interest and principal remain on deposit until maturity. Substantial penalty for early withdrawal.